                             PLAN OF REORGANIZATION


     This PLAN OF REORGANIZATION (this "Agreement"), dated and effective as of December [__], 2004, by and among TLC VISION CORPORATION, a New Brunswick corporation, OCCULOGIX, INC., a Delaware corporation, OCCULOGIX, L.P., a Delaware limited partnership, OCCULOGIX HOLDINGS, INC., a Delaware corporation, OCCULOGIX MANAGEMENT INC., a Delaware corporation, OCCULOGIX LLC, a Delaware limited liability company, OCCULOGIX EXCHANGECO ULC, a Nova Scotia unlimited liability company, TLC VISION (USA) CORPORATION, a Delaware corporation, TLC APHERESIS, L.P., a Delaware limited partnership, TLC APHERESIS INC., a Delaware corporation, and TLC APHERESIS (USA) INC., a Delaware corporation.


                                    RECITALS:

     WHEREAS, the parties hereto intend for TLC Vision Corporation to effect the sale of and Occulogix, Inc. to acquire TLC Vision Corporation's 50 percent indirect interest in Occulogix, L.P. (the "Acquisition");


     WHEREAS, the parties desire to enter into this Agreement with respect to the transactions contemplated by the Acquisition as set forth below;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that the final transaction steps are as follows:

Section 1. Steps of Reorganization.


a. Occulogix L.P. ("OLP") will contribute all its assets (including its intellectual property), other than the assets representing the Canadian branch, to Occulogix LLC, a newly formed Delaware limited liability company ("US LLC"), and US LLC will assume all liabilities other than liabilities relating to the Canadian branch, in exchange for 99 membership units (OLP received 1 membership unit when it created US LLC). OLP and US LLC will separately enter into licenses with Occulogix, Inc. ("OI") for the use by OLP of the intellectual property in Canada and by US LLC of the intellectual property elsewhere. The license for OLP will be a royalty free license.


b. OLP will distribute 50 membership units of US LLC to each of TLC Apheresis, L.P. ("TLC LP") and Occulogix Holdings, Inc. ("Holdings").

c. TLC LP will distribute 50 membership units of US LLC to TLC Apheresis (USA) Inc. ("TLC USA Inc.") in exchange for the TLC LP limited partnership interest owned by TLC USA Inc., and TLC USA Inc. will withdraw as a limited partner in TLC LP. As a result, TLC USA Inc. and Holdings will be equal members in US LLC, and TLC Vision Corporation ("TLC Canada") will own the entire limited partner interest in TLC LP with TLC Apheresis Inc. as the general partner.


d. TLC USA Inc. will merge with and into Holdings, and TLC Vision (USA) Corporation will receive shares of OI common stock in exchange for its TLC USA Inc. shares. As a result of the merger, Holdings will own all the units of US





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                                      -2-


     LLC, and US LLC will be disregarded for U.S. federal income tax purpose.

e. OI will organize a newly formed Nova Scotia unlimited liability company, OccuLogix Exchangeco ULC ("OI NSULC"), which for U.S. federal income tax purposes will be a pass-through entity and will allocate all its income and loss to OI.


f. TLC Apheresis Inc. will resign as general partner of TLC LP. OI NSULC will be appointed general partner of TLC LP. As a result, TLC LP's general partner will be OI NSULC and limited partner will be TLC Canada.



g. TLC LP will liquidate and distribute the OLP limited partnership interest and Occulogix Management Inc. ("OGP") shares to TLC Canada and OI NSULC in accordance with each partner's share entitlement.



h. TLC Canada will transfer its OLP limited partnership interest and OGP shares to OI NSULC in exchange for OI NSULC shares that are exchangeable into OI shares. In conjunction with the issuance of the exchangeable shares, OI will be provided an overriding contractual right to purchase the OI NSULC exchangeable shares from TLC Canada in exchange for OI stock where TLC Canada first exercises its exchange right under the terms of the exchangeable shares against OI NSULC.



     Section 2. Conditions of Closing. The parties agree that the completion of the Acquisition is conditional upon delivery of appropriate corporate opinions being delivered by Torys LLP and Stewart McKelvey Stirling Scales, and a tax opinion being delivered by Torys LLP, each acceptable to all parties.



     Section 3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.


     Section 4. Headings. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matters hereof, and supersedes any prior understandings, term sheets, agreements or representations by and between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 6. Waiver, Amendment. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.


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                                      -3-


     Section 7. Severability. If any provisions of this Agreement for any reason is held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or the enforceability of the remaining provisions of this Agreement.


     Section 8. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


     Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 10. Counterparts. This Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same instrument.

     Section 11. Further Assurances. Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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                                      -4-


     The undersigned parties have executed this Plan of Reorganization as of the date first set forth above.




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
OCCULOGIX, INC.                                              TLC VISION CORPORATION


By: __________________________________                       By: _________________________________
       Name:                                                        Name:
       Title:                                                       Title:

OCCULOGIX, L.P., by its general partner                      OCCULOGIX HOLDINGS, INC.
OCCULOGIX MANAGEMENT, INC.

                                                             By: _________________________________
By: _________________________________                              Name:
      Name:                                                        Title:
      Title:

OCCULOGIX MANAGEMENT INC.                                    OCCULOGIX LLC


By: _________________________________                        By: _________________________________
      Name:                                                        Name:
      Title:                                                       Title:

OCCULOGIX EXCHANGECO ULC                                     TLC VISION (USA) CORPORATION


By: _________________________________                        By: _________________________________
      Name:                                                        Name:
      Title:                                                       Title:

TLC APHERESIS, L.P., by its general                          TLC APHERESIS INC.
partner TLC APHERESIS INC.

                                                             By: _________________________________
By: _________________________________                              Name:
      Name:                                                        Title:
      Title:

TLC APHERESIS (USA) INC.


By: _________________________________
      Name:
      Title:
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